SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported):   August 25, 1999


                         ADVANCED WIRELESS SYSTEMS, INC.
              (Exact name of registrant as specified in its charter)

    Alabama                         0-26533            63-1205304
(State or other jurisdiction of    (Commission       (IRS Employer
incorporation or organization)     File Number)      Identification No.)


                                 927 Sunset Drive
                                Irving, Texas 75061
                        (Address of principal executive office)

                      Issuer's telephone number:     972-254-7604


Item 2.     Acquisition of Assets

On August 25, 1999, Advanced Wireless Systems, Inc. (the Company) purchased all of the assets of Dibbs Internet Services, Inc. (Dibbs), an Alabama corporation, an Internet service provider in Mobile, Alabama, for a purchase price of $225,000. Dibbs provides Internet services to approximately 730 Internet customers in the Mobile metropolitan area via dial-in telephone line access. We will continue offering Dibbs customers the telephonic Internet service that they have now, and we will also offer them the opportunity to convert to use of our high speed wireless Internet service.

We acquired the Dibbs assets used in the operation of its Internet service, including its equipment, software, and the right to use the Dibbs trade name, for $225,000 cash, paid in full on August 25, 1999, to Dibbs and its sole shareholder and president, Diane Summers. We negotiated the purchase price with Ms. Summers, who is not affiliated with our Company, in arms-length negotiations. We used cash from our working capital reserves to pay the purchase price. We did not assume any liabilities of Dibbs in the transaction.

The assets purchased include the equipment necessary to service the Dibbs subscribers, including three computers, two network hubs, a Cisco 2500 router, software, a backup power supply and other network accessories. Dibbs services 730 subscribers, who use 56k, 64k or 128k ISDN telephone services and e-mail dial-up services. The Dibbs basic service begins at $19.95 per month. The subscriber base includes 58 domains and 47 commercial websites. In the first three months of 1999, Dibbs had average net income of $6,179 per month based on average revenues of $16,795 per month.

The asset purchase agreement includes a two year non-competition clause in which Dibbs and Ms. Summers agree not to compete with our Company in providing Internet services within a 75 mile radius of Mobile for two years. Ms. Summers also agreed to provide consulting services to us, to help us take over and operate the Dibbs business, for up to 60 days after the purchase, for $1,200 per week.

Item 7.     Financial Statements and Exhibits

The financial statements required by this Item for the Dibbs asset purchase will be filed within 60 days after the date of this report.

Exhibits

2.1 Agreement to Purchase Assets between Advanced Wireless Systems, Inc., and Dibbs Internet Services, Inc. (filed herewith).

2.2 Bill of Sale from Dibbs Internet Services, Inc., to Advanced Wireless Systems, Inc. (filed herewith).


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ADVANCED WIRELESS SYSTEMS, INC.



Date:     September 8, 1999                   /s/ Monte Julius
                                ---------------------------------------------
                                        Monte Julius, President

                         AGREEMENT TO PURCHASE ASSETS

     This Agreement to Purchase Assets (the "Agreement") is entered into on this 28th day of July, 1999, by and among Advanced Wireless Systems, Inc., an Alabama corporation, represented by Monte Julius, its President ("Buyer") and Dibbs Internet Services, Inc., an Alabama corporation, represented herein by its President, Diane Summers (the "Company").

     WHEREAS, Buyer desires to purchase from Company and the Company desires to sell to Buyer certain assets of the Company.

     NOW, THEREFORE, in consideration of the payments and transfers provided for in this Agreement, the parties agree as follows:

1. Assets To Be Transferred. Subject to the conditions set forth in this Agreement, the Company shall sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase the following assets (the "Purchased Assets"):

      a. All good will, going concern value, trade names, Internet domain names and trademarks used or useful in the operations of Company's business including, but not limited to, the names, "Dibbs Internet Services, Inc., Dibbs Internet Services, Inc.com, Dibbs Internet Services, Dibbs Internet Services.com" or any derivative thereof, trademark rights, logos, trademark applications, trademark registrations, service marks, including all claims for infringement, and all registrations therefor. Exhibit A to this Agreement sets forth all trade names, trademarks, trademark registrations, trade name registrations and Internet domain names;

      b.   The equipment to be transferred is listed in Exhibit B;

      c. Any and all domain registrations, network, telephone numbers, and all similar assets that are used, necessary or useful to continue Company's operations of providing Internet access services, servicing, programming, online shopping, web site promotion, web site hosting, virtual hosting, servers, domain registration. Exhibit B-2, sets forth in detail all the assets described in this subsection I (c). The content of the directory and subdirectories of Shareholder under "http://www.dibbs.net/di/" shall also be excluded from the Purchased Assets. Company and Shareholder represent and warrant in solido that neither the directory nor any of the subdirectories contain any trade secrets, confidential information or any records or information of any nature whatsoever about the Company, its assets, its operations, or subscribers. To the extent available and as requested by Buyer, Company shall deliver the items set forth in this subsection 1 (c) in an electronic format and a paper format. See Exhibit P;

      d. Any and all software, source codes, software manuals, software rights, copyrights, copyright agreements, licenses, license agreements, authorized dealer agreements, certification agreements, and dealer certification agreements of Company, related to, used and/or useful in the operation of the business of Company. Exhibits C, D, E and F, respectively, are detailed lists of:

           i. The software, software agreements and source codes for the software;

           ii.   The copyrights and copyright agreements;

           iii.  The licenses and license agreement; and

           iv. The authorized dealer agreements, certification agreements and dealer certification agreements of the Company used and/or useful in its business operations;

     e. All processes, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights and all other types of proprietary intellectual property of the Company. Exhibit G is a list of all such assets. To the extent available and as requested by Buyer, Company shall deliver the items set forth in this subsection 1 (e) in an electronic format and a paper format;

     f. All accounting and billing software, all source codes related to the accounting and billing software programs, credit card machines, credit card agreements, automatic payment agreements and other similar property and rights of the Company. Exhibit H is a list of such agreements and assets;

     g. All mailing lists, marketing data, accounting records, business records, operating data and other data of the Company used and/or useful in its business operations. Exhibit I sets forth the names, addresses, accounts numbers, telephone numbers, payment history and account balance of each subscriber of Company. To the extent available and as requested by Buyer, Company shall deliver the items set forth in this subsection 1 (g) in an electronic format and a paper format;

      h. In the event any related party to Company including Company's Shareholder, owns or licenses to Company any asset that Company uses in any of its business, Company shall cause those assets and/or licenses to be transferred without additional consideration to Company in order that they can be transferred to Buyer as part of the transaction contemplated by this Agreement; and

      i. Company shall set forth on Exhibit J to this Agreement the following:

           i. All connections to the Internet. Example: Frame Relay Tl with 128K CIR to UUNET, and 6mbps Fractional T3 to Sprintlink;

           ii. All routing protocol used. Example: BGP4 full route with UUNET, BGP4 Customer route with Sprintlink and OSPF internal;

           iii.  All routing and RAS equipment used;

           iv.   All IP blocks with ownership and portability.  Example:
                 192.168.0.0/18 -- UUNET, nonportable;

           v. Company's entire hardware platform, operating system, software version for DNS, smtp, pop3, http, radius, nntp, and mailing list servers;

           vi. All other servers not listed above, such as Real Audio, Chat, SQL, and MUD servers;

           vii. All E-commerce platforms used. Example: Oracle 8i on HP UX, Cybercash on Linux PII/450;

           viii. All scripting language used for web servers, such as Perl 5, VBScript, C, Java Servlet, Java Script, Java Applet;

           ix.   What software is used for billing; and

           x. How the billing system interfaced to the Raidus accounting data files;

      j. All customers/subscribers, customer/subscriber agreements, agreements to sell subscriber lists, subscriber/customers lists, rights to income, cash flow, maintenance agreements, and agreements of any nature used in the operation of the business of the Company. Exhibit K to this Agreement sets forth in detail all agreements and rights described in this subsection 1(j). To the extent available and as requested by Buyer, Company shall deliver the items set forth in this subsection IO) in an electronic format and a paper format.

2. Assumption of Liabilities. Buyer shall not and does not assume or agree to pay, perform or discharge any debt, liability or obligation of the Company of any nature whatsoever and the Company shall remain solely responsible for satisfying, discharging and performing all of its own liabilities including, but not limited to, the following:

      a. Taxes. All United States, state, local and other taxes applicable to, imposed upon or arising out of the sale and transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to, any income, transfer, sales, use, gross receipts or documentary stamp taxes;

       b. Claims. Any liability of the Company whether or not insured against;

       c. Transaction Expenses. All liabilities, costs, obligations or expenses incurred by the Company in connection with this Agreement and the transactions contemplated herein;

       d. Liability for Breach. Liabilities and obligations of the Company for any breach or failure to perform any of the Company's covenants and agreements, including but not limited to, those contained in or made pursuant to this Agreement; and

       e. Shareholder Liabilities. Liabilities and obligations of the Company to its Shareholder as such.

3.  Purchase Price Payment - Allocation.

       a. Purchase Price. - The purchase price for the Purchased Assets shall be $225,000.00;

       b. The Buyer shall allocate and pay directly to the Shareholder of Company, $2,500.00 of the purchase price for payment of the covenants set forth in Section 17 of this Agreement. Further, the Buyer shall also allocate an additional $2,500.00 of the purchase price to the Company for payment of the covenants set forth in Section 17 of this Agreement;

       c. After the purchase price has been computed, the parties shall execute an Allocation Agreement in accordance with
            Section 1060 of the Internal Revenue Code of 1986, as amended.
            The Company and Buyer will follow and use such allocation in all income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS")under the provisions of
            Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, Buyer and the Company will disclose such reports to each other prior to filing with the IRS; and

       d. Payment of Purchase Price. The purchase price shall be paid by Buyer as follows:

            i. Upon the execution of this Agreement, Buyer shall pay to Company twenty-five thousand ($25,000.00) dollars as a partial payment of the Purchase Price. In the event that the transaction contemplated by this Agreement does not close, Company shall repay the partial payment of the Purchase Price;

            ii. Cash to the Company. Buyer shall deliver to the Company at Closing of this Agreement $2,500.00 as compensation for the covenants of the Company set forth in Section 17 of this Agreement;

            iii. Buyer shall deliver $2,500.00 to the Shareholder of Company as Compensation for the covenants of the Shareholder set forth in Section f7 of this Agreement; and

            iv. Buyer shall pay to Company the balance of the purchase by certified check or wire transfers at the Closing.

            v. Buyer will provide courtesy account - di@dibbs.net or dibbs.com - to Diane Summers for 36 months, after which that address or user name shall not be issued to anyone else.

4. Representations and Warranties of the Company and Shareholder. The Company and its Shareholder jointly and in solido make the following representations and warranties to Buyer, each of which Buyer relies upon as a material reason for the acquisition of the Purchased Assets:

       a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama;

       b. Power and Authority. The Company has all requisite power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated by this Agreement;

       c. Authority. The execution and delivery of this Agreement and any other documents and instruments to be executed and delivered by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Shareholder of the Company. No act or proceeding on the part of the Company is necessary to authorize or consummate this Agreement;

       d. No Violation. Neither the execution and delivery of this Agreement or any other documents and instruments to be executed and delivered by the Company pursuant to this Agreement, nor the consummation by the Company of the transactions contemplated in this Agreement (i) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority or (ii) require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body;

       e. Tax Return Filed. All federal, state, local and other tax returns required to be filed by or on behalf of the Company have been filed and the taxes due by Company have been paid;

       f. No Litigation. Except as set forth on Exhibit K there is no action, suit, arbitration proceeding, investigation or inquiry pending or threatened against the Company, its business or any of its assets. Further, neither the Company nor its Shareholders know, or have any grounds to know, of any basis for any such proceedings, investigations or inquiries. Except as set forth on Exhibit K, the Company, its business and assets are not subject to any judgment, order, writ, or injunction of any court, arbitrator or any governmental department, commission, board, bureau, agency or instrumentality;

       g. Compliance with Laws. The Company (including its operations, practices, properties and assets) is in compliance with all applicable federal, state and local laws, ordinances, orders, rules and regulations. The Company has not received notice of any violation or alleged violation of any federal, state or local laws, ordinances, orders, rules or regulations. All reports and returns required to be filed by the Company with any governmental authority have been filed;

       h. Number of Subscribers. That there are approximately 730 Internet paying subscribers of the Company. Neither the Company nor its Shareholders know of any reason that any material number of subscribers (material being ten (10%) percent) are dissatisfied with the Company's policies and/or service.

           Company's attrition rate of subscribers is approximately ___ amount per month and Company regularly adds 5 new subscribers per month to its lists of paying subscribers.

       i. Liens. All the Purchased Assets transferred under this Agreement to Buyer are free and clear of all liens and/or encumbrances of any nature whatsoever. Company transfers to Buyer good and marketable title to the Purchased Assets with the unrestricted right to use and transfer them;

       j. Condition of Assets. The Purchased Assets are in good working order and all have maintained in accordance with any manufacturer's warranty requirements and no license or other intangible asset has lapsed nor has any license or agreement related to the use of any Purchased Asset been violated or rescinded;

       k. Third Parties. Except as set forth on Exhibit L, no consent or approval is required from any third party to transfer to Buyer any of the Purchased Assets or any rights to use or operate any of the Purchased Assets;

       l. Diane Summers is the sole owner of one hundred (100%) percent of the outstanding and issued stock interests of the Company ("Shareholder").

       m. Attached as Exhibit M are the income tax returns, bank statements(without checks) and financial statements of the Company for the last three (3) years and for operations for 1999 from January 1, 1999 through June 30, 1999. The income tax returns and financial statements accurately reflect and represent the current status of and the operational history of the Company and are true and correct. Further, the income tax returns and financial statements do not contain any misrepresentation or omission. Company's bad debt percentage of its accounts receivable is 0 and Company's percentage of accounts receivable over thirty (30) days is 0, over sixty (60) days is 0 and over (90) days is 0.

       n. There are no other assets of any nature used or useful in the operation of Company's business other than those set forth in Sections I and the exhibits referred to in Section 1.

5. Representations and Warranties of Buyer. Buyer makes the following representations and warranties to the Company:

        a. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama; and

        b. Buyer has all requisite power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

6. Closing. The Closing of this transaction ("the Closing") shall be on or prior to Oct 1, 1999 at the offices of Mr. Gilbert Dukes 51 D. Tacon Street, Mobile, AL 36607. Such date is referred to in this Agreement as the "Closing Date".

7. Conditions Precedent to Buyer's Obligations to Close. Buyer's obligation to close this Agreement is contingent upon: (1) the completion by Buyer, to its 'sole satisfaction, of its business and legal due diligence investigation of Company; (2) receipt of all required approvals, consents and authorizations of governmental or regulatory authorities having jurisdiction; (3) receipt of all required material consents of third parties; (4) the occurrence of no material adverse change in the business or prospects of Company from January 1, 1999 through the Closing Date; (5) the completion of other legal documentation satisfactory to Buyer and its counsel; and (6) the delivery to Buyer of the items set forth in Section 9 of this Agreement.

8. Company will be operated from the date hereof through the Closing Date (or earlier termination of the proposed transaction) in the ordinary course of its business, consistent with past practices. Company will, during that time, deliver to Buyer such reports on its operating and financial performance as Buyer may reasonably request, but no less often than monthly.

9. Items to be Delivered by the Company. The Company, as requested by Buyer, shall deliver to Buyer at Closing the following:

       a. Wills of Sale. Bills of Sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in theopinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets;

       b. Resolutions. A copy of the resolution of the Shareholder of the Company authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

       c. All third party consents and approvals necessary to transfer the Purchased Asset to Buyer;

       d. Other Documents. All other documents, instruments, writings and such other certificates of authority as Buyer may request;
       e. Subscription agreements in form and substance satisfactory to counsel for Buyer;

       f. Current financial statements and tax returns of Company as referred to in Section 4 (m) of this Agreement;

       g. Proof satisfactory to Buyer that the transfer of all the Purchased Assets, particularly those related to the actual operations of providing Internet services, have been transferred to Buyer. See Exhibit P;

       h. All operating software documentation, including all source codes. See Exhibit P;

       i. All items set forth in Subsection "i" of Section 1 of this Agreement; and

       j. An opinion of counsel in form and substance as that attached as Exhibit O to this Agreement.

10. Items to be Delivered by Buyer. At the Closing, Buyer shall deliver to Company the following documents:

       a. $2,500.00 to the Shareholder of Company and $2,500.00 to the Company;

       b. The cash portion of the purchase price, consisting of the balance of the purchase price; and

       c. Resolutions. A copy of the resolution from the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

11. Transfer Taxes. Any sales, use, excise or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto,shall be paid by the Company and the Company shall indemnify and hold Buyer has from any such tax, interest or penalty that may be assessed against Buyer.

12. Effective Date. The effective date of this Agreement for all purposes shall be the date of the last party to execute this Agreement.

13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


14. Further Documents. Buyer and the Company shall execute all other documents and take such other action or corporate proceedings as may be necessary or desirable to carry out the terms of this Agreement.

15. Independent Covenants. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of such other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any or all other covenants.

16. Attorney's Fees Provision. In the event of a breach of this Agreement, the nonbreaching party shall have the right to recover reasonable attorney's fees from the breaching party, in addition to any other costs and damages allowed by law or equity and under this Agreement.

17.   Non-Compete Agreement.

      The Shareholder and Company acknowledge that the Company has invested significant time and effort in developing its business which is being sold to Buyer. The success of the Company has depended and will, after the sale of the business and assets to Buyer, continue to depend to a substantial extent upon the manner in which this unique business operates and obtains its business and subscriber contracts. In order for Buyer to protect its business interest and investment being made as a result of this Agreement, it is the intent of the parties to this Agreement to restrict the Company's and the Shareholder's ability to compete with Buyer or to use any such trade secrets or confidential information to compete with Buyer, and in consideration for the benefits provided in this Agreement, the Company and Shareholder agree to the restrictions provided in this Section 17.


      a. Definitions. The following words and expressions shall have the following meanings:

          i. "Trade Secrets." The term "trade secrets" shall mean all processes, know-how, discoveries, improvements, designs, programs, subscriber names, agreements and lists, subscriber payment and payment history, all information, equipment, processes, operating protocols as described in Subsection "i" of Section I of this Agreement, and all proprietary intellectual property;

          ii.  "Confidential Information." The term
               confidential information shall mean all shop and royalty rights, source codes, credit card agreements, software agreements, copyright agreements, licensing agreements, authorized dealer certification, all subscriber information, all records, files, financial statements, cost reports, other financial information, products, plans, policies and procedures developed as a part of a confidential business plan, management systems and procedures, including manuals and supplements thereto;

          iii. "The Business." The term "the business" shall mean the business related to the provision and support of Internet services carried on by the Company in the State of Alabama; and

          iv.  "Shareholder." The term "Shareholder" shall mean
               Diane Summers.

      b. The Company and Shareholder shall not for a period of two (2) years from and after the date of the execution of this Agreement, directly or indirectly, own any interest in, manage, operate, control or participate to any extent in the ownership, management, operation or control of, or be connected in any manner with any business which competes in any manner with the Buyer, its successors, assigns and/or joint ventures in the providing of Internet services or services similar to those previously provided by Company or to those provided by Buyer within the territory in which the Company and Shareholder competed and provided services, and which the Buyer will continue to compete and provide services, to wit, within a seventy-five
          (75) mile radius of Mobile, Alabama.

          Company and Shareholder acknowledge that the restrictions set forth in this Section 17 are reasonable and necessary for the purpose of protecting the legitimate business and investment of the Buyer.

          The covenants set forth in this Section 17 shall be construed as agreements independent of any other provision of this Agreement and, except as otherwise provided for in this Agreement, the existence of any claim or cause of action of Company or Shareholder against the Buyer whether predicated on this Agreement or otherwise shall not constitute a defense of Company or Shareholder to the enforcement of the covenants set forth in this Section 17 by the Buyer;

      c.  Protection of Information and Non-solicitation:
          Company and Shareholder hereby covenant and agree as follows:

          i. At any time following the execution of this Agreement, Company and Shareholder shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way, any confidential information or other trade secrets as defined herein. The obligation not to use or disclose any of the confidential information shall not apply to any information that becomes public knowledge through no fault of the Company or Shareholder, but the termination of the obligation for non-use or nondisclosure by reason of such information becoming public knowledge shall only be from the date such information becomes public knowledge. That which the Buyer or Company asserts to be confidential information is presumed not to be generally known;

          ii. All files, records, recordings, tapes, programs, documents, subscriber names and lists, contracts, agreements, equipment and similar items relating to the business of the Company, whether prepared by the Company or Shareholder or otherwise, shall be the exclusive property of the Buyer;

          iii. Company and Shareholder shall not either directly or indirectly, either orally or in writing, make known to any person, firm or corporation the name and/or address of any of the subscribers, former subscribers, temporary subscribers, customers or clients of the Company related to the Business of the Company, or any other confidential information of the Company or information that is proprietary to the Company; and

          iv. For a period of two (2) years following the execution of this Agreement, Company and Shareholder shall not, either directly or indirectly, orally or in writing, call on or attempt to call on, solicit, or take away or assist another person to call on, solicit, or take away any of the subscribers, customers, clients or prospects of the Buyer. However, Shareholder may speak socially with her friends concerning the sale of the business and her experiences in operating the business providing she does not disclose any trade secrets or confidential information or otherwise breach this Agreement.

      d. With respect to each and every breach or violation or threatened breach or violation by Company or any Shareholder of any of the covenants set forth in this Section 17, the Buyer, in addition to all other remedies available at law or in equity, including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and may, without notice to the Company or the Shareholder, apply to any court of competent jurisdiction for entry of an immediate restraining order or in unction. In addition, the Company and the breaching Shareholder, in solido, shall pay the Buyer a reasonable sum for Buyer's attorney's fees and costs of litigation should the Buyer bring an action, and prevail therein, against Company or against any Shareholder for the breach of this Agreement. It is further agreed that in any action for injunctive relief, Buyer shall be relieved of the necessity of posting bond;

      e. In the event the Company or any Shareholder violates any of their covenants or agreements under this Section 17, Buyer shall also be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which the Company and/or Shareholder directly or indirectly have realized or may realize, as a result of, growing out of, or in connection with, any such violations. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights or remedies which Buyer is, or may be, entitled at law or in equity or under this Agreement;

      f. During the duration of this two (2) year non-competition period, the Buyer may notify anyone associated with any Shareholder of the existence and provisions of this Agreement, if the Buyer reasonably believes any Shareholder is working for, advising or assisting in any way a competitor in violation of this Agreement; and

      g. Company and Shareholder covenant, warrant and represent that they and Company have turned over and delivered to Buyer all of its subscribers, subscriber lists, contacts and referrals and have not retained any copies, electronic or otherwise. Company and Shareholder further represent that they shall not use any name similar to the names that are to be transferred to Buyer as a result of this Agreement.

18. Company and Shareholder shall cooperate and assist Buyer in taking over the business operations of Company. Such cooperation and assistance shall consist of acts reasonably requested by Buyer including but not limited to the following:

      a. Preparation of and forwarding of correspondence to each subscriber explaining the acquisition by Buyer and the recommendation by Company and Shareholder that each subscriber continue to use Buyer as their Internet service provider;

      b. Training of Buyer's personnel within 5 working days prior to closing in the use and operation of Company's software, licenses and equipment, including but not limited to, Company's billing and accounting software. After said 5 days the operation of the system Dibbs Internet will no longer be responsible for the operation of the system;and

      c.  Delivering the Purchase Assets to Buyer.

19.   Miscellaneous.

      a. Governing Law. This Agreement and all assignments and other instruments executed in accordance with it and the execution hereof shall be governed by and interpreted according to the laws of the State of Alabama. Jurisdiction and venue for all disputes between the parties shall be in United States District Court for the District of Alabama;

      b. Cooperation. Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax returns or other confidential tax information;

      c. Entire Agreement. This Agreement, the documents to be executed hereunder, and the Exhibits attached hereto constitute the entire agreement between the parties, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties except as specifically set forth herein. No supplement, amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties to this Agreement;

      d. Survival of Closing. Unless otherwise specifically provided, all warranties and obligations given in, or created by, this Agreement shall survive the Closing. Further, all obligations of Company and Shareholder are joint and in solids obligations;

      e. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided;

      f. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement;

      g. Notices. All claims, notices, requests, demands or other communications under this Agreement shall be in writing, shall be personally delivered or deposited into the United States mail (first class, registered or certified mail), postage prepaid, and shall be addressed as follows:

If to Company:

Dibbs Internet Services, Inc.
P.O. Box 91098
Mobile, Alabama 36691

with copy to:

Gilbert F. Duke, III
Coale, Dukes & Kirpatrick
51-D Tacon Street
Mobile, Alabama 36607

If to Buyer:

Advanced Wireless Systems, Inc,
900 Frenchman Street
New Orleans, La. 70116

with copy to:

Michael A. Mayhall, Esquire
700 Camp Street
New Orleans, LA 70130

Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee;

      h. Expenses. Except as otherwise provided for in this Agreement, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants);

      i. Brokers. Company and Shareholder represent and warrant that there are no persons or entities to whom sales commissions are due for services rendered to Company in connection with this transaction. Each of the parties hereto indemnifies the other from and against any obligation or liability, contingent or otherwise, for broker's or finder's fees, with respect to the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain the obligation of the party creating the obligation;

      j. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any materially adverse manner to either party;

      k. Gender and Number. Whenever the context here requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural;

      l. Successors or Assigns. This Agreement may be assigned by Buyer and if it is so assigned, it shall inure to the benefit of, and be binding upon,' the successors, heirs, personal representatives or assigns of the parties;

      m. Force Majeure. Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement resulting directly or indirectly, from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation,non-appropriation, or any similar cause beyond the reasonable control of either party;

      n. Time of Essence. Time shall be of the essence with respect to this Agreement and performance by the parties with all terms contained in this Agreement;

      o. Third Parties. Nothing in this Agreement shall create, or be interpreted to create, any rights in any third parties;

      p.  Dispute Resolution.

          i. Agreement of Parties: The parties agree that in the event of any dispute between the parties, whether past, present or future, of any nature and of any kind, they will meet to resolve such disputes by informal discussion and in good faith. In the event that the parties are unable to resolve the controversy or dispute, the aggrieved party shall submit the matter to be resolved by arbitration before Litigation Arbiters,
               P. 0. Box 1238, Covington, Louisiana 70434 (Phone
               No. (504) 893-6910) (hereinafter "Litigation Arbiters").
               The parties shall agree on the selection of one individual arbitrator from the list of former judges associated with Litigation Arbiters to be the sole arbitrator in any dispute. The parties shall be deemed to have made the Litigation Arbiters' rules a part of this Agreement to the extent that the Litigation Arbiters' rules do not conflict with the terms of this Agreement;

          ii. Place of Hearing: Arbitration shall take place in Mobile, Alabama with Litigation Arbiters;

          iii. Representation of Counsel: Any party may be represented at the hearing by counsel or by other authorized representative;

          iv. Stenographic Record: There shall be an official stenographic record of any hearing conducted;

          v. Attendance at Hearings: Persons having a direct interest in the arbitration are entitled to attend hearings. It shall be discretionary with the arbitrator to determine the propriety of the attendance of any other person;

          vi. Discovery: The parties shall be entitled to conduct discovery in accordance with Alabama Code of Civil Procedure. It shall be discretionary with the arbitrator to make determinations regarding the propriety of discovery and any abuses thereof,

          vii. Proceedings: Each party shall have equal time and opportunity for submission of arguments and evidence;

          viii.Post Hearing Briefs: Post hearing briefs must be filed within fifteen (15)working days of the hearing unless both parties agree otherwise;

          ix. Arbitration in the Absence of a Party: The arbitration may proceed in the absence of any party who, after notice, fails to be present. An award shall not be made solely on the default of a party. The arbitrator shall require the attending party to submit evidence in support of its claim;

          x. Evidence: The arbitrator shall be the judge of the relevancy and materiality of the evidence offered, and conformity to the Alabama Code of Evidence shall be necessary;

          xi. Time of Award: The award shall be executed by the arbitrator not later than thirty (30) days from the date of hearing unless both sides agree otherwise;

          xii. Form of Award: The award shall be in writing, shall state the reasons for judgment, and shall be signed and dated by the arbitrator;

          xiii.Witness Expenses: The expenses of witnesses for either side shall be paid by the party producing such witness;

          xiv. Binding Award: The parties agree that, except as expressly provided for herein, the arbitrator's award shall be binding and that each party shall be bound by any award or decision rendered by the arbitrator pursuant to this Agreement;

          xv. Authority of Arbitrator. The arbitrator shall retain all authority and power that an ordinary judge retains, including, without limitation, the power to issue injunctions and award liquidated damages. The arbitrator shall be required to apply Alabama and federal subject matter law; and

          xvi. Appeal: Findings of fact shall not be appealable. However, any incorrect application or interpretation by the arbitrator of substantive, procedural or evidentiary subject-matter law is appealable to a court of competent jurisdiction.

In witness whereof, the parties have executed this Agreement on the date set forth by their signatures below:


COMPANY:

Dibbs Internet Services, Inc., An Alabama corporation

/s/
Diane Summers, Individually
and as a Shareholder

DATE: July 28,1999



BUYER:

Advanced Wireless Systems, Inc.


/s/
Monte Julius
President

DATE: 7-28-99

                     SELLER'S EXHIBITS TO THAT CERTAIN
                        AGREEMENT TO PURCHASE ASSETS
                              BY AND BETWEEN
                        ADVANCED WIRELESS SYSTEMS, INC.
                                   AND
                         DIBBS INTERNET SERVICES, INC.

Exhibit "A":    List of trade names, trademarks, trademark registrations,
                trade name registrations and Internet domain names: Dibbs
                Internet Services, Inc.

Exhibit "B":    Detailed list of all assets to be transferred. See attached.

Exhibit "B- 1": Detailed list of all equipment to be retained by Company.

Exhibit "B-2":  Detailed list of all assets described in Section I (c) of the Agreement.

Exhibit "C":    Detailed list of the software, software agreements and
                source codes for the software.  Solaris

Exhibit "D":    Detailed list of the copyrights and copyright agreements.
                None

Exhibit "F":    Detailed list of the licenses and license agreement.  None

Exhibit "F":    Detailed list of the authorized dealer agreements,
                certification agreements and dealer certification agreements of the Company used and/or useful in its business operations.
                None.

Exhibit"G":     Detailed list of all processes, know-how, discoveries,
                improvements, designs,trade secrets, shop and royalty rights and all other types of proprietary intellectual property of
                the Company.   None.

Exhibit "H:     Detailed list of all accounting software and billing
                software, all source codes related to the accounting and billing software , programs, credit card machines, credit card agreements and other similar property and rights of the company. ISP Track & IC Verify only.

Exhibit "I":    A detailed list setting forth the names, addresses,
                account numbers, telephone numbers, payment history and account balance of each subscriber of Company and all agreements to sell subscriber lists.

Exhibit "J":    A list of the following:

                a) All connections to the Internet. Example: Frame Relay T I with 128KCIR to UUNET, and 6mbps Fractional T3 to Sprintlink; BBN Planet by GTE; TI

                b) All routing protocol used. Example: BGP4 full route with UUNET, BGP4 Customer route with Sprintlink and OSPF internal; to be delivered

                c)       All routing and RAS equipment used; Cisco 2501

                d)       All IP blocks with ownership and portability.
                         Example: 192.168.0.0/18 -- UUNET, nonportable; None

                e) Company's entire hardware platfon-n, operating system, software version for DNS, smtp, pop3, http, radius, http, and mailing list servers; To be delivered

                f) All other servers not listed above, such as Real Audio, Chat, SQL, and MUD servers; None

                g) All E-commerce platforms used. Example: Oracle 8i on HP UX, Cybercash on Linux PIU450; Raven

                h) All scripting language used for web servers, such as Perl 5, VBScript, C, Java Serviet, Java Script, Java Applet; Perl 5 and Java

                i)       What software is used for billing; ISP Track IC
                         Verify; and

                j) How the billing system interfaced to the Raidus accounting data files. Billing system is not interfaced.

Exhibit "K":    All customers/ subscribers, customer/subscriber agreements, agreements to sell subscriber lists, subscriber/ customer lists, rights to income, maintenance agreements, and agreements of any nature used in the operation of the business of the Company. On line sign up form; customer list to be delivered; Amazon provides income; no maintenance agreement;
                credit card processing agreement.

Exhibit "L":    A list of any litigation, arbitration proceedings,
                investigation or inquiries pending or threatened against the Company, its business any of its assets, any judgments, orders, writs, or an injunction of any court, arbitrator or any governmental department, commission, board, bureau, agency or instrumentality. None.

Exhibit "M":    A list of any third parties required to transfer any of the
                Purchased Assets or any rights to use and/or operate any of the Purchased Assets.

Exhibit "N":    Copies of income tax returns, bank statements (without checks)
                and financial statements of the Company for the last three (3)
                years and for operations for 1999 from January 1, 1999 through June 30, 1999.

Exhibit "O":    Opinion Letter of counsel.

Exhibit P:      Rights to numbers: 661-6349 (voice); 661-8778 (data line)

Exhibit B

Dibbs Internet
July 9,1999

The following items will be included with the sale of my company:

Sun Sparc
OS: Solaris v2.4
Machine name: cafe
128MB RAM
4GB internel harddrive
3.5 floppy drive
Monitor
Keyboard
Mouse
Laser mouse pad

Note: Fully configured with mail server, authentication server, DNS, TCP wrappers, crons for automated backups, web stats, etc., misc programs, batch files, etc. Serves as the main server for my internet w ork and services.

Sun Sparc
OS: Solaris v2.4
Machine name: java
96MB RAM
2GB internal harddrive
2GB external 2GB harddrive (Sun)
3.5 floppy drive
Monitor
Keyboard
Mouse
Laser mouse pad

Note: Fully configured.  Dedicated to hosting commercial websites.

Additional Sun Accessories:
Sun external CDROM drive
Solaris v2.4 software on CD
Miscellaneous manuals

Racer (IBM clone) Pentium-233
Machine name: chicory
OS: FreeBSD v2.2.6
64MB RAM
4GB harddrive
3.5 floppy drive
CDROM drive
Monitor

Keyboard
FreeBSD v2.2.6 software on CD

Note: Fully configured.  Hosts Secure server (SSL) and commercial websites.
      Includes FrontPage extensions support.

USRobotics Total Control Enterprise Network Hub
Chassis w/ built in power supply
Duel TI/PRI card
HiPerARC (Access Router Card)
NMC (Network Management Card)
72 digital modems (12 quad cards & 1 DSP card) - supports Analog, MultiLink or ISDN callers (69 D channels, 3 B channels) x2 and V.90 support

USRobotics Total Control Enterprise Network Hub
Chassis w/ built in power supply
Duel T1/PRI card
NetServer PRI Card
NMC (Network Management Card)
48 digital modems (12 quad cards) - supports Analog, MultiLink or ISDN callers (46 D channels, 2 B channels) x2 and V.90 support

Total Control Enterprise Network Hub Documentation on CD
Total Control Manager software
Miscellaneous Total Control related manuals

BackUPS
APC 1250 BackUPS (2)
TrippLite 1400 (2)

Network Accessories:
Hewlett Packard external SureStore 6000 tape drive
4 Hewlett Packard tapes with current backups of all machines
Hewlett Parkard SureStore Backup software on CD
Cisco 2500 Router
10-BaseT Transceiver
Solo Encore Digital Link DSU/CSU
Asante 10T Hub/12
Network cables

Miscellaneous Items:
Miscellaneous equipment cables
Miscellaneous power cables
Billing software
ICVerify credit card processing software

                             BILL OF SALE

I Diane Summers, President of Dibbs Internet Services Inc. do sell to Advanced Wireless Systems Inc. as per Agreement between Dibbs Internet Services Inc. and Advanced Wireless Inc. The above named corporation Dibbs Internet Services will become the property of Advanced Wireless Systems Inc. upon receipt of $225,000.00. $25,000.00 has been pre-paid, balance remaining of $200,000.00.

All revenues for Dibbs Internet Services and operating expenses will become the property of Advanced Wireless Systems Inc. as of August 25, 1999.

Advanced Wireless will compensate Diane Summers $1,200.00 per week during the transition period. Current project time frame is no more than 45-60 days from the date of this receipt.

Witnessed this day the $200,000.00 balance paid to Diane Summers as payment in full.


Diane Summers
President
Dibbs Internet Services Inc.
/s/
Date: August 23, 1999


Advanced Wireless Systems, Inc.
/s/
Date: August 23, 1999

Witnessed by: /s/
Date: August 23, 1999